UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2013

Concho Resources Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33615	76-0818600
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Concho Center 600 West Illinois Avenue Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 683-7443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Eighth Supplemental Indenture

On June 3, 2013, Concho Resources Inc. (the “Company”) announced that it had received, as of 5:00 p.m., New York City time (the “Consent Expiration”), tenders and consents from the holders of approximately $225.6 million in aggregate principal amount, or approximately 75.2%, of its outstanding 8.625% Senior Notes due 2017 (the “8.625% Notes”) in connection with its previously announced cash tender offer (the “Tender Offer”) for any and all of the 8.625% Notes.

Upon receiving the requisite consents described above on June 3, 2013, the Company entered into the Eighth Supplemental Indenture (the “Eighth Supplemental Indenture”) among the Company, the guarantors named therein (the “Subsidiary Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), to the indenture dated as of September 18, 2009, among the Company, certain of the Subsidiary Guarantors and the Trustee. The Eighth Supplemental Indenture shortens to three business days the minimum notice period for optional redemption and eliminates most of the covenants and certain events of default applicable to the Company’s 8.625% Notes.

The Eighth Supplemental Indenture became operative on June 4, 2013 when the Company purchased and paid for all of the 8.625% Notes that had been tendered in the Tender Offer as of the Consent Expiration.

A copy of the Eighth Supplemental Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K, is incorporated by reference and is hereby filed. The description of the Eighth Supplemental Indenture in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of such agreement.

Item 8.01 Other Events

On June 4, 2013, the Company closed its previously announced offering of an additional $850,000,000 in principal amount of its 5.5% Senior Notes due 2023 (the “Offering”). The Company used a portion of the net proceeds from the Offering to fund the Tender Offer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Eighth Supplemental Indenture, dated June 3, 2013, among Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.

Date: June 6, 2013	By:	/s/ Travis Counts
	Name:	Travis Counts
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

4.1	Eighth Supplemental Indenture, dated June 3, 2013, among Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee.